Exhibit (e)(1)

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT is dated as of June 28, 2007 (this “Agreement”) among Fleming US Discovery Fund III, L.P. (“Fleming Fund I”), Fleming US Discovery Offshore Fund III, L.P. (“Fleming Fund II” and, together with Fleming Fund I, the “Sellers”) and Hudson Technologies, Inc., a New York corporation (the “Company”).

WHEREAS, Fleming Fund I currently owns 16,493,481 shares of the common stock, $.01 par value (the “Common Stock”), of the Company and Fleming Fund II currently owns 2,643,968 shares of the Common Stock of the Company;

WHEREAS, the Company desires to purchase from the Sellers and the Sellers desire to sell to the Company, 5,680,800 shares of the Common Stock of the Company (the “Shares”) at a purchase price of $0.65 per share, for a total consideration of $3,692,520;

WHEREAS, simultaneously with the execution and delivery of this Agreement, certain members of the Company’s management (“Management”) will purchase a total of 9,230,800 shares of the Common Stock of the Company from Fleming Fund I at a purchase price of $0.65 per share, for a total consideration of $6,000,020 pursuant to the Stock Purchase Agreements between Fleming Fund I and Management dated as of the date hereof;

WHEREAS, the Sellers, the Company and Management are parties to that certain Letter Agreement (the “Letter Agreement”) with Morgan, Lewis & Bockius, LLP (“Morgan Lewis”) as escrow agent, providing for the manner in which the closing of the transactions contemplated by this Agreement and the Stock Purchase Agreements between Fleming Fund I and Management will take place, and providing for the delivery by the Sellers of the executed Stock Purchase Agreements and the Transfer Documentation (as defined in the Letter Agreement) and the delivery by the Company and Management of the Purchase Price (as defined in the Letter Agreement) and the executed Stock Purchase Agreements to Morgan Lewis to be held in escrow pursuant to the terms of the Letter Agreement;

WHEREAS, immediately following the Initial Closing Date (as defined herein) and subject to the terms and conditions described in the offer documentation as required by the applicable securities laws, the Company shall commence a tender offer to all shareholders of the Company (the “Tender Offer”) pursuant to which the Company will offer to purchase up to 1,637,217 shares of the Common Stock of the Company (the “Tender Offer Shares”) at a purchase price equal to the last sale price of the Common Stock on the trading date immediately prior to the commencement of the Tender Offer (the “Tender Offer Price”), all as set forth in the applicable offer documentation, as required by applicable securities laws;

WHEREAS, the Sellers and the Company intend to enter into a Second Letter Agreement (the “Second Letter Agreement”) with Morgan, Lewis & Bockius, LLP (“Morgan Lewis”) as escrow agent, providing for the manner in which the closing of the transactions contemplated by Section 1.2 of this Agreement between the Sellers and the Company will take place and the delivery by the Sellers of the Transfer Documentation (as defined in the Second Letter Agreement) and the delivery by the Company of the Purchase Price (as defined in the Second Letter Agreement) to Morgan Lewis to be held in escrow pursuant to the terms of the Second Letter Agreement; and

WHEREAS, following the completion of the Tender Offer, the Company will use any remaining funds available in the Loan Reserve (as defined herein) to purchase the Additional Shares (as defined herein) in accordance with Section 4.1 of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE OF STOCK

1.1    Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, at the Initial Closing (as defined herein):

(a) The Sellers shall sell to the Company, and the Company shall purchase from each of the Sellers, the Shares designated on Schedule A at a purchase price per share of $0.65;

(b) In accordance with the terms of the Letter Agreement attached hereto as Schedule B the Sellers will deliver to Morgan Lewis (with copies to the Company) their stock certificates representing the Shares, accompanied by medallion guaranteed stock powers duly executed in blank, together with an executed letter of instruction from the Sellers to Continental Stock Transfer & Trust Company (the “Transfer Agent”) instructing the Transfer Agent to issue to the Company a new stock certificate representing the Shares purchased by the Company (which shall be retired upon receipt) pursuant to this Agreement (collectively, the “Transfer Documentation”).

(c) In accordance with the terms of the Letter Agreement, upon delivery to the Company of a copy of the Transfer Documentation, Morgan Lewis shall release: (i) the Purchase Price to Fleming, and (ii) the Transfer Documentation to the Transfer Agent, without any further action by the Company.

1.2    Purchase and Sale of the Additional Shares. Subject to the terms and conditions of this Agreement, at the Final Closing (as defined herein):

(a) Each of the Sellers shall sell to the Company, in proportion to their respective share ownership percentage, and the Company shall purchase from each of the Sellers, the Additional Shares (as defined herein), if any, at the Tender Offer Price;

(b) In accordance with the terms of the Second Letter Agreement attached hereto as Schedule C the Sellers will deliver to Morgan Lewis (with copies to the Company) their stock certificates representing the Additional Shares, accompanied by medallion guaranteed stock powers duly executed in blank, together with an executed letter of instruction from the Sellers to the Transfer Agent instructing the Transfer Agent to issue to the Company new stock certificates representing the Additional Shares purchased by the Company (which shall be retired upon receipt) pursuant to this Agreement (collectively, the “Second Transfer Documentation”).

(c) In accordance with the terms of the Second Letter Agreement, upon delivery to the Company of a copy of the Second Transfer Documentation, Morgan Lewis shall release: (i) the Purchase Price to Fleming, and (ii) the Second Transfer Documentation to the Transfer Agent, without any further action by the Company.

1.3    Closing. The closing for the purchase of the Shares (the “Initial Closing”) shall take place on the date on which the conditions set forth in Section 5.1 are satisfied or waived (the date on which the Closing occurs is referred to herein as the “Initial Closing Date”). The closing for the purchase of any Additional Shares (the “Final Closing”) shall take place no earlier than eleven (11) business days after the expiration of the Tender Offer and no later than 12 business days after the expiration of the Tender Offer (the date on which the Final Closing occurs is referred to herein as the “Final Closing Date”). The Initial Closing and the Final Closing shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, and the Initial Closing and the Final Closing shall be effective as of the close of business on the Initial Closing Date and the Final Closing Date, respectively.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each of the Sellers as follows:

2.1    Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereby and the execution and delivery of this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.2    Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by it of the transactions contemplated hereby.

2.3    No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in a breach or violation of, or a default under, (a) the Company’s organizational documents or (b) any contract, agreement or instrument by which the Company or any of the Company’s properties is bound or any judgment, order, decree, statute, rule, regulation or other law to which the Company or its properties or assets is subject.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of the Sellers represent and warrant to the Company as follows:

3.1    Organization, Standing and Power. Each of the Sellers is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereby and the execution and delivery of this Agreement constitutes a legal, valid and binding obligation of each of the Sellers, enforceable against each of the Sellers in accordance with its terms.

3.2    Ownership of Shares. Each Seller is the sole record and beneficial owner of their respective Shares and Additional Shares and sole owner of all interests in the Shares and Additional Shares. When paid for in accordance with the terms of this Agreement, the Shares and Additional Shares will be transferred to the Company free of any liens, claims, restrictions, security interests or encumbrances, except for restrictions on transfer provided for under the Securities Act.

3.3    Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Sellers in connection with the execution and delivery of this Agreement by each of the Sellers or the consummation by them of the transactions contemplated hereby.

3.4    No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in a breach or violation of, or a default under, (a) the Sellers’ organizational documents or (b) any contract, agreement or instrument by which the Sellers or any of the Sellers’ properties is bound or any judgment, order, decree, statute, rule, regulation or other law to which the Sellers or its properties or assets is subject.

ARTICLE IV
COVENANTS

4.1    Tender Offer. Immediately following the Initial Closing, the Company agrees to proceed with the Tender Offer to all shareholders at the Tender Offer Price. The Sellers hereby represent that they do not intend to participate in the Tender Offer. The Company shall use the funds representing the Loan Reserve (defined herein) to purchase the Tender Offer Shares in the Tender Offer. To the extent that the shareholders do not tender their shares in the Company’s Tender Offer, and some or all of the Tender Offer Funds have not been used in the Tender Offer, the Company will utilize all remaining available funds in the Loan Reserve to purchase and retire additional shares (the “Additional Shares”) from the Sellers, in proportion to their respective share ownership percentage, at the Tender Offer Price in accordance with Section 1.2 of this Agreement.

4.2    Terminated Stockholders’ Agreement. The Company and the Sellers agree that, as of the Initial Closing Date, that certain Stockholders’ Agreement dated as of March 30, 1999 (the “Stockholders’ Agreement”), among Kevin J. Zugibe, Thomas P. Zugibe and Stephen P. Mandracchia (the “Individuals”), the Company and the Sellers is hereby terminated and rendered null and void, and each of the Sellers shall have no further rights or obligations pursuant to the Stockholders’ Agreement. Additionally, following the Initial Closing, the Company will cause the Individuals to provide the necessary consents or approvals to release each of the Sellers from any further rights and obligations pursuant to the Stockholders’ Agreement.

4.3    Terminated Registration Rights Agreement. The Company and the Sellers agree that, as of the Initial Closing Date, that certain Registration Rights Agreement dated as of March 30, 1999 (the “Registration Rights Agreement”), between the Company and the Sellers is hereby terminated and rendered null and void, and each of the Sellers shall have no further rights or obligations pursuant to the Registration Rights Agreement.

ARTICLE V
CONDITIONS TO CLOSING

5.1    Conditions to the Obligations of the Sellers and the Company. The obligations of the Sellers and the Company to consummate the transactions contemplated hereby are subject to the satisfaction on the Initial Closing Date of the following conditions, compliance with which, or the occurrence of which, may be jointly waived in writing prior to the Initial Closing Date by the Sellers and the Company in their sole discretion:

(a) The execution and delivery of those certain Stock Purchase Agreements dated as of the date hereof, between Fleming Fund I and Management.

(b) Evidence in a form reasonably satisfactory to the Seller that a reserve has been established under the Amended and Restated Loan Agreement between the Company and Keltic Financial Partners, LP, dated April 18, 2006, in the amount of $1,307,550 (the “Loan Reserve”), which Loan Reserve may be used only to make payment to those shareholders who tender shares in the Company’s Tender Offer and/or, to the extent the shareholders do not tender their shares in the Tender Offer, to make payment to Sellers for the purchase by the Company of the Additional Shares in accordance with Section 4.1 above.

ARTICLE VI
MISCELLANEOUS

6.1    Waiver, Amendment. No amendment of any provision of this Agreement shall be valid unless such amendment is in writing and signed by each party hereto. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless such waiver is in writing and signed by the party against whom such waiver is sought to be enforced.

6.2    Assignability. Except as otherwise provided under this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the Sellers (in the event of an assignment by the Company).

6.3    Headings. The headings used in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

6.4    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

6.5    Consent to Jurisdiction and Service of Process. EACH PARTY HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING.

6.6    Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO.

6.7    Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart to this Agreement.

6.8    Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, and permitted successors and assigns.

6.9    Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof. Except as otherwise expressly provided in this Agreement, no third-party beneficiaries are intended or shall be deemed to be created hereby.

6.10    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such provision or its severance herefrom and (d) in lieu of such provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such provision as may be possible.

6.11    Specific Performance. Each of the parties to this Agreement agrees and acknowledges that any breach by any party of its obligations under this Agreement could not be adequately compensated for by damages. Accordingly, if either of the parties breaches its obligations under this Agreement, the other party shall be entitled, in addition to any other remedy that they may have, to obtain enforcement of this Agreement by decree of specific performance.

6.12    Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

FLEMING US DISCOVERY FUND III, L.P.

By: Fleming US Discovery Partners, L.P.,
its general partner

By: Fleming US Discovery, LLC,
its general partner

By:  /s/ Robert L. Burr

Name:
Title:

FLEMING US DISCOVERY OFFSHORE FUND III, L.P.

By: Fleming US Discovery Partners, L.P.,
its general partner

By: Fleming US Discovery, LLC,
its general partner

By:  /s/ Robert L. Burr

Name:
Title:

HUDSON TECHNOLOGIES, INC.

By:  /s/ Brian F. Coleman

Name:
Title:

Signature Page to Stock Purchase Agreement

Schedule A

Sellers	Shares	Purchase Price

FLEMING FUND I	3,620,017	$2,353,011.00

FLEMING FUND II	2,060,783	$1,339,509.00

Schedule B

May 30, 2007

Fleming US Discovery Fund III, L.P.
Fleming US Discovery Offshore Fund III, L.P.
1221 Avenue of the Americas
40th Floor
New York, NY 10020
Attn: Robert L. Burr

Hudson Technologies, Inc.
275 North Middletown Road
Pearl River, New York 10965
Attn: Stephen P. Mandracchia

Kevin J. Zugibe
Stephen P. Mandracchia
Brian F. Coleman
James R. Buscemi
Joseph Longo
c/o Hudson Technologies, Inc.
275 North Middletown Road
Pearl River, New York 10965

Re: Letter Agreement regarding Escrow Closing

Dear Gentlemen:

This Letter Agreement (“Letter Agreement”) is made in reference to (i) a proposed Stock Purchase Agreement, to be entered into on or about June 8, 2007, among Fleming US Discovery Fund III, L.P., Fleming, US Discovery Offshore Fund III, L.P. (collectively, “Fleming”) and Hudson Technologies, Inc. (the “Company”), and (ii) proposed Stock Purchase Agreements, to be entered into on or about June 8, 2007, among Fleming US Discovery Fund III, L.P. and each of Kevin J. Zugibe, Stephen P. Mandracchia, Brian F. Coleman, James R. Buscemi, and Joseph Longo (collectively, the “Purchasers”)(the stock purchase agreements referred to in clauses (i) and (ii) above are hereinafter collectively referred to as, the “Stock Purchase Agreements”).

The purpose of this Letter Agreement is to set out the limited role of Morgan, Lewis & Bockius LLP (“Morgan Lewis”) as escrow agent for the Purchase Price (as defined herein).
The Company, the Purchasers and Fleming desire to close the transactions contemplated by the Stock Purchase Agreements on or about June 8, 2007, or on such other date as the parties agree.

By acceptance of this Letter Agreement, the parties hereby confirm and agree as follows:

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1.    Escrow Deposit. The Company and the Purchasers will deliver by wire transfer to Morgan Lewis, to hold on deposit in the Morgan Lewis attorney trust account (“Attorney Trust Account”), the following respective amounts, representing the anticipated purchase price under each of the respective Stock Purchase Agreements (collectively, the “Purchase Price”):

Purchaser	Anticipated Purchase Price
Hudson Technologies, Inc.	$3,692,520.00
Kevin J. Zugibe	$4,199,975.00
Stephen P. Mandracchia	$1,300,000.00
Brian F. Coleman	$210,015.00
James R. Buscemi	$189,995.00
Joseph Longo	$100,035.00
Total	$9,692,540.00

The Purchase Price represents the total consideration to be paid in connection with the stock purchase transactions pursuant to the proposed Stock Purchase Agreements. Morgan Lewis will hold the Purchase Price in a non-interest bearing account with Citibank, N.A. in New York, New York. No later than one (1) business day following its receipt of all of the funds constituting the Purchase Price, Morgan Lewis shall send confirmation to Fleming and the Company of its receipt, and deposit into its Attorney Trust Account, of the Purchase Price. Confirmation shall be sent via facsimile to the Company at (845) 512-6070, and to Fleming at (803) 874-1962.

2.    Transfer Documentation. The closing for the transactions contemplated by the Stock Purchase Agreements (the “Closing”) shall take place no later than (3) business days following confirmation by Morgan Lewis of receipt of the Purchase Price. At the Closing, the parties will execute and exchange their respective Stock Purchase Agreements and Fleming will deliver to Morgan Lewis (a copy of which shall be provided to the Company) its stock certificates representing the shares being sold pursuant to the Stock Purchase Agreements, accompanied by medallion guaranteed stock powers duly executed in blank, together with an executed letter of instruction from the Sellers to Continental Stock Transfer & Trust Company (the “Transfer Agent”) instructing the Transfer Agent to issue to the Company and each of the Purchasers new stock certificates representing the shares of the common stock of the Company purchased by the Company (which shall be retired upon receipt) and each of the Purchasers pursuant to their respective Stock Purchase Agreements (collectively, the “Transfer Documentation”).

3.    Release of Purchase Price. Upon delivery to the Company of a copy of the Transfer Documentation, Morgan Lewis shall release (i) the Purchase Price to Fleming and (ii) the Transfer Documentation to the Transfer Agent, without any further action by the Company or the Purchasers.

4.    Termination. If the Closing does not within ten (10) days of confirmation by Morgan Lewis of receipt of the Purchase Price, Morgan Lewis shall return to the Company and the Purchasers their respective portion of the Purchase Price without interest or deduction.

5.    Indemnification. Each of Fleming, the Company and the Purchasers agree: (a)  to indemnify, defend and hold harmless Morgan Lewis and its partners, employees and agents for any and all claims, liabilities, obligations, losses, damages, costs, fines, fees, penalties, deficiencies and out-of-pocket expenses (including without limitation reasonable attorneys’ fees) suffered, incurred or sustained by any of them or to which any of them becomes subject resulting from, arising out of or relating to an action suit or other claim which in any way, directly or indirectly arises out of or relates to this Letter Agreement or the performance by any such person or entity hereunder, except to the extent caused by the gross negligence or willful misconduct of any such person or entity hereunder; (b) to indemnify Morgan Lewis for any failure or error on the part of Citibank, N.A. to execute instructions received from authorized Morgan Lewis attorneys or staff and for any circumstance of financial failure of Citibank, N.A. and (c) that it has no objection to, and waives any conflicts arising from, the representation by Morgan Lewis’ role as limited escrow agent pursuant to the terms of this Letter Agreement.

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6.    Notices.  All notices, requests, demands, claims and other communications to any party hereunder shall be in writing and shall be deemed to be effective and to have been duly given on the next business day if delivered by a nationally recognized overnight courier, or on the same day if delivered by hand against written receipt, or sent by facsimile, addressed as follows:

if to Fleming, addressed to it at the following address, or at such other address as it shall have furnished to Morgan Lewis in writing:

Fleming US Discovery Fund III, L.P.
Fleming US Discovery Offshore Fund III, L.P.
1221 Avenue of the Americas
40th Floor
New York, NY 10020
Facsimile: (803) 874-1962
Attn: Robert L. Burr

with a copy to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Facsimile: (212) 309-6001
Attention: David W. Pollak, Esq.

if to the Company, addressed to it at the following address, or at such other address as it shall have furnished to Morgan Lewis in writing:

Hudson Technologies, Inc.
275 North Middletown Road
Pearl River, New York 10965
Facsimile: (845) 512-6070
Attn: Stephen P. Mandracchia

with a copy to:

Blank Rome LLP
405 Lexington Avenue
New York, NY 10174
Facsimile: (212) 885-5001
Attention: Ethan M. Seer, Esq.

if to a Purchaser, addressed to him in care of the following address, or at such other address as he shall have furnished to Morgan Lewis in writing:

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c/o Hudson Technologies, Inc.
275 North Middletown Road
Pearl River, New York 10965
Facsimile: (845) 512-6070

if to Morgan Lewis, addressed to it at the following address:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Facsimile: (212) 309-6001
Attention: David W. Pollak, Esq.

7.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Please acknowledge your agreement to and acceptance of the terms of this Letter Agreement by signing in the space provided below.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP

By:	/s/ David W. Pollak
Name: David W. Pollak
Title: Partner

Accepted and agreed:

FLEMING US DISCOVERY FUND III, L.P.

By: Fleming US Discovery Partners, L.P.,
its general partner

By: Fleming US Discovery, LLC,
its general partner

By:  /s/ Robert L. Burr

Name:
Title:

FLEMING US DISCOVERY OFFSHORE FUND III, L.P.

By: Fleming US Discovery Partners, L.P.,
its general partner

By: Fleming US Discovery, LLC,
its general partner

By:  /s/ Robert L. Burr

Name:
Title:

HUDSON TECHNOLOGIES, INC.

By:  /s/ Brian F. Coleman

Name:
Title:

/s/ Stephen P. Mandracchia

Stephen P. Mandracchia

/s/ Kevin J. Zugibe

Kevin J. Zugibe

/s/ Brian F. Coleman

Brian F. Coleman

/s/ James R. Buscemi

James R. Buscemi

/s/ Joseph Longo

Joseph Longo

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Schedule C

[•], 2007

Fleming US Discovery Fund III, L.P.
Fleming US Discovery Offshore Fund III, L.P.
1221 Avenue of the Americas
40th Floor
New York, NY 10020
Attn: Robert L. Burr

Hudson Technologies, Inc.
275 North Middletown Road
Pearl River, New York 10965
Attn: Stephen P. Mandracchia

Re: Second Letter Agreement regarding Escrow Closing

Dear Gentlemen:

This Second Letter Agreement (“Letter Agreement”) is made in reference to that certain Stock Purchase Agreement, dated as of June [•], 2007, among Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P. (collectively, “Fleming”) and Hudson Technologies, Inc. (the “Company) (the “Stock Purchase Agreement”).

The purpose of this Letter Agreement is to set out the limited role of Morgan, Lewis & Bockius LLP (“Morgan Lewis”) as escrow agent for the Purchase Price (as defined herein).

The Company and Fleming desire to close the transactions contemplated by Section 1.2 of the Stock Purchase Agreement on or about [•], 2007, or on such other date as the parties agree.

By acceptance of this Letter Agreement, the parties hereby confirm and agree as follows:

1.    Escrow Deposit. The Company will deliver by wire transfer to Morgan Lewis, to hold on deposit in the Morgan Lewis attorney trust account (“Attorney Trust Account”), the following amount, representing the anticipated purchase price for the Additional Shares (as defined in Section 4.1 of the Stock Purchase Agreement) under Section 1.2 of the Stock Purchase Agreement (the “Purchase Price”):

Purchaser	Anticipated Purchase Price

Hudson Technologies, Inc.	$	[1,307,500.00	]

Total	$	[1,307,500.00	]

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The Purchase Price represents the total consideration to be paid in connection with transactions contemplated by Section 1.2 of the Stock Purchase Agreement. Morgan Lewis will hold the Purchase Price in a non-interest bearing account with Citibank, N.A. in New York, New York. No later than one (1) business day following its receipt of all of the funds constituting the Purchase Price, Morgan Lewis shall send confirmation to Fleming and the Company of its receipt, and deposit into its Attorney Trust Account, of the Purchase Price. Confirmation shall be sent via facsimile to the Company at (845) 512-6070, and to Fleming at (803) 874-1962.

2.    Transfer Documentation. The closing for the transactions contemplated by Section 1.2 of the Stock Purchase Agreement (the “Closing”) shall take place no later than (3) business days following confirmation by Morgan Lewis of receipt of the Purchase Price. At the Closing, Fleming will deliver to Morgan Lewis (a copy of which shall be provided to the Company) its stock certificates representing the shares being sold pursuant to Section 1.2 of the Stock Purchase Agreement, accompanied by medallion guaranteed stock powers duly executed in blank, together with an executed letter of instruction from Fleming to Continental Stock Transfer & Trust Company (the “Transfer Agent”) instructing the Transfer Agent to issue to the Company a new stock certificate representing the shares of the common stock of the Company purchased by the Company (which shall be retired upon receipt) pursuant to the Stock Purchase Agreement (collectively, the “Transfer Documentation”).

3.    Release of Purchase Price. Upon delivery to the Company of a copy of the Transfer Documentation, Morgan Lewis shall release (i) the Purchase Price to Fleming and (ii) the Transfer Documentation to the Transfer Agent, without any further action by the Company.

4.    Termination. If the Closing does not within ten (10) days of confirmation by Morgan Lewis of receipt of the Purchase Price, Morgan Lewis shall return to the Company the Purchase Price without interest or deduction.

5.    Indemnification. Each of Fleming and the Company agree: (a)  to indemnify, defend and hold harmless Morgan Lewis and its partners, employees and agents for any and all claims, liabilities, obligations, losses, damages, costs, fines, fees, penalties, deficiencies and out-of-pocket expenses (including without limitation reasonable attorneys’ fees) suffered, incurred or sustained by any of them or to which any of them becomes subject resulting from, arising out of or relating to an action suit or other claim which in any way, directly or indirectly arises out of or relates to this Letter Agreement or the performance by any such person or entity hereunder, except to the extent caused by the gross negligence or willful misconduct of any such person or entity hereunder; (b) to indemnify Morgan Lewis for any failure or error on the part of Citibank, N.A. to execute instructions received from authorized Morgan Lewis attorneys or staff and for any circumstance of financial failure of Citibank, N.A. and (c) that it has no objection to, and waives any conflicts arising from, the representation by Morgan Lewis’ role as limited escrow agent pursuant to the terms of this Letter Agreement.

6.    Notices.  All notices, requests, demands, claims and other communications to any party hereunder shall be in writing and shall be deemed to be effective and to have been duly given on the next business day if delivered by a nationally recognized overnight courier, or on the same day if delivered by hand against written receipt, or sent by facsimile, addressed as follows:

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if to Fleming, addressed to it at the following address, or at such other address as it shall have furnished to Morgan Lewis in writing:

Fleming US Discovery Fund III, L.P.
Fleming US Discovery Offshore Fund III, L.P.
1221 Avenue of the Americas
40th Floor
New York, NY 10020
Facsimile: (803) 874-1962
Attn: Robert L. Burr

with a copy to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Facsimile: (212) 309-6001
Attention: David W. Pollak, Esq.

if to the Company, addressed to it at the following address, or at such other address as it shall have furnished to Morgan Lewis in writing:

Hudson Technologies, Inc.
275 North Middletown Road
Pearl River, New York 10965
Facsimile: (845) 512-6070
Attn: Stephen P. Mandracchia

with a copy to:

Blank Rome LLP
405 Lexington Avenue
New York, NY 10174
Facsimile: (212) 885-5001
Attention: Ethan M. Seer, Esq.

if to Morgan Lewis, addressed to it at the following address:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Facsimile: (212) 309-6001
Attention: David W. Pollak, Esq.

7.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

5

Please acknowledge your agreement to and acceptance of the terms of this Letter Agreement by signing in the space provided below.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP

By:
Name: David W. Pollak
Title:Partner

Accepted and agreed:

FLEMING US DISCOVERY FUND III, L.P.

By: Fleming US Discovery Partners, L.P.,
its general partner

By: Fleming US Discovery, LLC,
its general partner

By:

Name:
Title:

FLEMING US DISCOVERY OFFSHORE FUND III, L.P.

By: Fleming US Discovery Partners, L.P.,
its general partner

By: Fleming US Discovery, LLC,
its general partner

By:

Name:
Title:

HUDSON TECHNOLOGIES, INC.

By:

Name:
Title: